UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place Suite 850
Boston, Massachusetts		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock. $0.01 par value	SAM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2026, Diego Reynoso informed the Company that he was stepping down as the Company’s Treasurer and Chief Financial Officer. His departure from the Company is not related to any disagreement with the Company on any matter relating to its operations, policies, or practices. To support an orderly transition, Mr. Reynoso will remain at the Company through September 30, 2026. The Company’s Board of Directors has launched a formal search process to identify Mr. Reynoso’s permanent replacement.

On August 20, 2026, the Company’s Board of Directors approved the appointment of Matthew D. Murphy, age 57, to serve as interim Treasurer and Chief Financial Officer, effective September 15, 2026, and until such time as the Company appoints Mr. Reynoso’s permanent successor. Mr. Murphy is currently the Chief Accounting Officer and Vice President of Finance of the Company. He has held the titles of Chief Accounting Officer since 2015 and Vice President of Finance since 2023. He also previously held the position of Interim Treasurer and Chief Financial Officer from March 2023 to September 2023. Prior to his current role, he was the Company’s Corporate Controller from September 2006 to August 2015.

On August 20, 2026, Mr. Murphy and the Company entered into an Offer Letter outlining the details of Mr. Murphy’s compensation in his new role of Chief Accounting Officer, Interim Chief Financial Officer & Interim Treasurer. A copy of the Offer Letter is attached hereto as Exhibit 10.1. The terms of the Offer Letter were approved by the Compensation Committee on August 20, 2026.

Mr. Murphy’s annual base salary will be $419,359.41, unchanged from his previous base salary. His bonus potential will be determined by the Company’s performance against its “Bonus Scale”, which is described in the Form 8-K filed by the Company on February 17, 2026. If the Company achieves the 100% payout level on the Scale, Mr. Murphy’s bonus will be 50% of his base salary, no change from his prior bonus target.

Mr. Murphy will continue to be eligible to receive equity through the Company’s Long-Term Equity program, subject to approval by the Board of Directors. While equity is not guaranteed, the target annual value of Mr. Murphy’s equity awards is $250,000, no change from his previous target.

Additionally, the Company agreed to grant Mr. Murphy a cash bonus of up to $700,000, payable in four installments, the first of which will be payable on December 31, 2026, and the fourth on March 1, 2028, with payment of each installment contingent upon continued employment with the Company, except as otherwise provided in the Offer Letter. The full details of the cash bonus are outlined under the heading “Interim CFO Transition Bonus” in the Offer Letter.

There is no arrangement or understanding with any person pursuant to which Mr. Murphy is being elected as Interim Chief Financial Officer & Interim Treasurer. There are no family relationships between Mr. Murphy and any director or executive officer of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
10.1	Offer Letter to Matthew D. Murphy, Chief Accounting Officer, Interim Chief Financial Officer & Interim Treasurer, dated August 20, 2026
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Boston Beer Company, Inc.

Date:	August 20, 2026	By:	/s/ C. James Koch
Name: C. James Koch Title: Chairman, President & CEO